UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2007 (January 3, 2007)

Eagle Bulk Shipping Inc.

(Exact name of Registrant as specified in Charter)

Marshall Islands	000-51366	98-0453513
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

477 Park Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 785-2500

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 3, 2007, Eagle Bulk Shipping Inc. (the “Company”) announced that it had secured long-term time charter contracts for three of its vessels. Upon completion of its current charter of $18,550 per day, the Jaeger, a 52,000 dwt Supramax, will commence a new time charter with a rate of $27,500 per day for 12-14 months. The charter on the Harrier, a 50,000 dwt Supramax, has been extended from its current charter rate of $23,750 per day for 24 to 27 months at a rate of $24,000 per day. Upon completion of its current charter of $13,550 per day, the Kite, a 47,000 dwt Handymax, will commence a new time charter at a rate of $21,000 per day for 26-29 months.

A copy of the press release (the “Press Release”), announcing the entry into the contracts, is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press Release dated January 3, 2007.

SIGN SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.

By: /s/ Sophocles N. Zoullas

Name: Sophocles N. Zoullas

Title:  Chief Executive Officer

Date: January 3, 2007

Chie

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 3, 2007.

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